                                                                    EXHIBIT 23.7

             [LETTERHEAD OF SMITH, BATCHELDER & RUGG APPEARS HERE]

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The  Board of Directors
New Hampshire Thrift Bancshares, Inc.


We consent to incorporation by reference in the Registration Statement on Form S-4 of New Hampshire Thrift Bancshares, Inc., of the report dated January 24, 1995, relating to the consolidated statement of financial condition of New Hampshire Thrift Bancshares, Inc., and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, shareholders' equity and cash flows for years ended December 31, 1994, 1993, and 1992, which report is included in the December 31, 1995, annual report on Form 10-KSB of New Hampshire Thrift Bancshares, Inc.

We also consent to the reference to our firm under the heading "Experts" in the Proxy Statement-Prospectus.


                                                /s/ Smith, Batchelder & Rugg


Lebanon, New Hampshire
September 24, 1996

    [LOWER SECTION OF LETTERHEAD OF SMITH, BATCHELDER & RUGG APPEARS HERE]